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                                   EXHIBIT 21

                   SUBSIDIARIES OF AMERICAN HEALTHCHOICE, INC.


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                                   SUBSIDIARY                                                    CLINIC
                                   ----------                                                    ------
1.   AHC Chiropractic Clinics, Inc., a Texas corporation                     Bandera, Wurzbach, San Pedro & Katy
                                                                              chiropractic

     AHC Physicians Corporation, Inc., a Texas corporation                   San Pedro & Southcross medical

     AHC Physicians Corporation, Inc., a Georgia corporation                 Peachtree, Conyers & McDonough medical

     Total Medical Diagnostics, Inc., a Delaware corporation                 Inactive

     Nationwide Sports and Injury, Inc., a Texas corporation                 Bandera, Wurzbach, San Pedro & Katy
                                                                              Physical therapy

     United Chiropractic Clinics of Uptown, Inc., a Louisiana corporation    Uptown

     New Orleans East Chiropractic Clinics, Inc., a Louisiana corporation    New Orleans East

     AHC Clinic Management, L.L.C., a Texas limited liability company        Inactive

     AHI Management, Inc., a Texas corporation                               Corporate office

     Diagnostic Services, Inc., a Texas corporation                          Inactive

     Katy Sports Injury and Rehab, Incorporated, a Texas corporation         Inactive

     Pacific Chiropractic (San Pedro), Incorporated,
      d/b/a United Chiropractic Clinic, a Texas corporation                  Inactive

     Apple Chiropractic Clinic of Wurzbach, Incorporated,
      a Texas corporation                                                    Inactive

     Valley Family Health Center, L.L.C., a Texas
      limited liability company                                              Valley Family chiropractic
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